Exhibit 10.1
SERVICES AGREEMENT

This Services Agreement (“Agreement”) is made by and between Whirlpool Corporation, a Delaware corporation whose principal address is 2000 N M-63, Benton Harbor, Michigan, USA 49022 (“Whirlpool”) and Gilles Morel, whose principal address is *** Milan, Italy (“Contractor”).

WHEREAS, Contractor was appointed as a director of one or more entities in which Whirlpool held a direct or indirect interest during the period in which Contractor was an employee of Whirlpool’s indirect subsidiary;

WHEREAS, Contractor retired from employment with Whirlpool’s indirect subsidiary on December 31, 2024 and Whirlpool desires for Contractor to continue to serve as an appointee to the board of one or more entities in which Whirlpool holds a direct or indirect interest (“Whirlpool Entities”);

NOW, THEREFORE, in consideration of the foregoing and of the covenants and agreements hereinafter set forth, the parties mutually agree as follows:

1. SERVICES
Contractor agrees to continue to serve as a director on the board of one or more Whirlpool Entities as designated by Whirlpool, to prepare for and attend all meetings of such boards and to perform all other duties as a director in compliance with the governing documents, internal rules and policies of such entities, and any applicable laws and regulations until such time as his term of service ends as provided under Section 2. In the event Contractor is unable to perform these duties with respect to any entity for any reason, including any situation in which Contractor reasonably believes he may have a conflict of interest, he agrees to give prompt written notice to Whirlpool.

2. TERM
Contractor’s term of service under this Agreement shall be deemed to commence on January 1, 2025 and continue until the date on which the Contractor’s resignation from the boards of all Whirlpool Entities is effective (the “Resignation Date”). Contractor agrees that he will promptly resign as a director upon the written request of Whirlpool and that in the event Contractor elects to resign, he will provide Whirlpool at least 60 days written notice.

3. PAYMENT
Whirlpool agrees to pay, and Contractor agrees to accept as full compensation, payment of €280,000 (“Service Fee”) for each 12 months of Services under this Agreement. Whirlpool will pay the Service Fee in quarterly installments on the last day of the calendar quarter. In the event that the Resignation Date is a date other than the last day of the calendar quarter, Whirlpool will pay Contractor a prorated fee based on the number of days of service during the quarter. In the event that Whirlpool requests Contractor’s resignation for reasons unrelated to performance and provides less than six months notice of the Resignation Date, Whirlpool agrees to pay the difference between €140,000 and the amount paid to the Contractor for Services from the date of notice through the Resignation Date.

4. EXPENSES
In addition to the Service Fee to be paid to Contractor under Paragraph 3 above, Whirlpool agrees to reimburse Contractor for such reasonable travel, subsistence expenses, and out-of-pocket expenses as are approved in advance by Whirlpool in writing and reasonably incurred by Contractor while rendering the Services. On or about the first day of each month, Contractor agrees to furnish to Whirlpool duplicate statements and evidence reasonably satisfactory to Whirlpool of such expenses specifically setting forth each category of expense and the date and place said expenses were incurred, together with an explanation of the expenses incurred. As soon as practicable following receipt, audit, and approval of such statements, Whirlpool will reimburse Contractor for the approved expenses.

5. RELATIONSHIP OF PARTIES
It is understood and agreed that the Contractor shall be an agent of Whirlpool solely with respect to the performance of services as provided in Section 1 and the relationship of the Contractor to Whirlpool under this Agreement shall not be that of an employee of Whirlpool or any of the Whirlpool Entities.

6. PAYMENT OF TAXES
Contractor is responsible for all applicable taxes which may be assessed against the compensation paid by Whirlpool under this Agreement.

7. INDEMNIFICATION
Whirlpool agrees to indemnify Contractor for all expenses, judgments, fines, penalties and settlements arising out of civil, criminal, administrative, or investigative proceedings brought by a third party because of his service as a director under this Agreement, provided that he has acted in good faith, and in a manner he reasonably believed to be in or not opposed to the best interests of Whirlpool and its subsidiaries and with respect to a criminal proceeding, had no reasonable cause to believe his conduct was unlawful. For the avoidance of doubt, the parties agree that Contractor’s services under this Agreement are provided at the request of Whirlpool as described in the Indemnity Agreement entered into by

Whirlpool and Contractor on April 1, 2019 (the “Indemnity Agreement”), and that the rights and obligations of the parties shall continue in full force and effect as provided by Section 18 of the Indemnity Agreement.

8. CONFIDENTIALITY
Contractor agrees to retain in confidence all nonpublic business information, data, and the like, whether in written, graphic, or machine-readable form, or orally disclosed, and whether or not specifically designated as being confidential (“Confidential Information”), furnished, disclosed orally or in writing or otherwise observed or in any way made available by Whirlpool, its subsidiaries, Whirlpool Entities, their employees, directors, supervisors, officers, shareholders, advisors and agents (the “Disclosing Party”) in connection with this Agreement or the Services. Contractor shall use his best efforts to preserve the confidentiality of the Confidential Information, shall not use the Confidential Information for his own purposes, and shall use his best efforts to prevent the disclosure of Confidential Information to any other person. This obligation of confidentiality shall not, however, apply to information that: (i) is or subsequently becomes publicly available without the Contractor’s breach of any obligation owed to the Disclosing Party; (ii) becomes known to the Contractor prior to the Disclosing Party’s disclosure; (iii) becomes known to the Contractor from a source other than Disclosing Party other than by the breach of any obligation of confidentiality; or (iv) is required to be disclosed by applicable laws or pursuant to any order of a court of competent jurisdiction or regulatory order properly served on the Contractor, provided that the Contractor shall give the Disclosing Party reasonable written notice prior to such disclosure and shall comply with any applicable protective order. The Contractor agrees not to summarize, reproduce, copy or otherwise replace all or any part of the Confidential Information without the prior written consent of the Disclosing Party. The Contractor agrees to return or certify the destruction of all tangible Confidential Information (including all summaries, reproductions, copies, or other replications thereof) to the Disclosing Party within five (5) days after receiving a written request from the Disclosing Party for the return or destruction of the Confidential Information, or within thirty (30) days after the parties terminate this Agreement.

9. TERMINATION
This Agreement shall terminate upon the Resignation Date. The provisions of Sections 7 and 8 shall survive termination of this Agreement.

10. NOTICES
All notices required or permitted under this Agreement shall be in writing and shall be deemed delivered when delivered in person or by mail with postage prepaid addressed to the appropriate party using the address first written above for that party, and a courtesy copy shall be delivered via email at the same time to the email addresses below. Such addresses may be changed from time-to-time by either party by providing written notice to the other party in the manner set forth above.

“Whirlpool” - ***@whirlpool.com

“Contractor” - ***@gmail.com

11. ASSIGNMENT
This Agreement shall not be assigned by either party, by operation of law or otherwise, without the prior written consent of the other party.

12. SEVERABILITY
In the event any of the terms or conditions of this Agreement are determined to be unenforceable by any court of competent jurisdiction, the parties shall consider such terms or conditions amended and modified so as to eliminate such invalidity or unenforceability, and all other terms and conditions shall remain in full force and effect as originally written.

13. APPLICABLE LAW
This Agreement shall be governed in all respects by and construed in accordance with the laws of the State of Michigan without regard to any conflicts of law provisions. The parties agree to submit to the exclusive jurisdiction of and venue in the federal courts of the Western District of Michigan or the state courts of the State of Michigan.

14. ENTIRE AGREEMENT AND AMENDMENT
This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof, and it supersedes all prior negotiations and understandings between the parties with respect to the matters described herein. This Agreement may not be modified except by prior written agreement of the parties.

Whirlpool Corporation                Contractor

By: /s/ Carey Martin        By: /s/ Gilles Morel

Printed    Printed
Name: Carey Martin     Name: Gilles Morel

Title: EVP & CHRO

Date: 1/6/2025        Date: 1/5/2025